SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 5, 1998



                        RECKSON SERVICE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                            (STATE OF INCORPORATION)

           1-14183                                        11-3383642
    (COMMISSION FILE NUMBER)                        (IRS EMPLOYER ID. NUMBER)

      225 Broadhollow Road
        Melville, New York                                    11747
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                                (516) 719-7400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



         The Company considers certain statements set forth herein to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, with respect to the Company's expectations for future periods. Certain forward-looking statements, including, without limitation, the financing of the Company's operations, the timing and success of the acquisitions referred to below and the ability to integrate and manage effectively such acquisitions, involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in the forward-looking statements and the Company can give no assurance that its expectations will be achieved. Certain factors that might cause the results of the Company to differ materially from those indicated by such forward-looking statements include, among other factors, general economic conditions, the Company's dependence upon financing from Reckson Operating Partnership, L.P. and conflicts of interest of management. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating and development plans and estimates. These plans and estimates are subject to revision from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 9, 1998, Reckson Service Industries, Inc. (the "Company") announced the exercise of its option to acquire a majority interest in Interoffice Superholdings Corporation ("Interoffice"), the executive office suite business held by Reckson Management Group, Inc. ("RMG"). Interoffice is a privately-held holding company that owns and operates approximately 36 nationally located executive office suite centers. The aggregate purchase price to be paid by the Company to RMG will be approximately $23.5 million (representing cost plus interest charges aggregating approximately $14.9 million for RMG's acquisition of Interoffice and approximately $8.6 million for Interoffice's subsequent acquisition of Xebec (as defined below)), and will be financed through borrowings under the Company's credit facility with Reckson Operating Partnership, L.P. The Company will also acquire rights to certain advances made by RMG to the other stockholders of Interoffice for approximately $6.75 million.

         In July, 1998, Interoffice, through a subsidiary, purchased six executive office suite centers in the Sacramento, California area from Xebec Management Services, Inc. ("Xebec") and its affiliates for a purchase price of approximately $8.4 million (subject to an upwards adjustment to the purchase price of up to $900,000 based on the future performance of the six centers). Such $8.4 million was funded entirely by RMG without any additional investment by the other stockholders of Interoffice. The other stockholders of Interoffice have an option to acquire their pro rata share of this investment for $3.4 million.

         Interoffice has executed an Agreement and Plan of Merger with Alliance National Incorporated ("Alliance"), a Nevada corporation that owns 90 executive office suite centers in 37 markets across the country. The closing of the merger is subject to certain third-party consents and approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The stockholder's agreement filed as an Exhibit to this current report on Form 8-K shall be superceded upon the merger with Alliance. A separate current report on Form 8-K will be filed outlining the terms of the merger.

ITEM 5. OTHER EVENTS

         Interoffice has also entered into a contract to acquire all of the stock of a company owning nine executive office suite centers in southern California for an aggregate purchase price of approximately $7.3 million, and a contract to acquire three executive office suite centers in France for an aggregate purchase price of approximately $2 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)AND(B)FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

         Financial statements and pro forma financial information relating to the acquisition described in Item 2 have not been included in this report and will be filed on or before January 19, 1999.

         (C)    EXHIBITS

         10.1  Stockholders Agreement by and among Interoffice Superholdings
               Corporation  and  the  stockholders   named  therein,   dated
               December 29, 1997.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          RECKSON SERVICE INDUSTRIES, INC.


                          By:      /s/ Michael Maturo
                                   Michael Maturo
                                   Executive Vice President, Chief Financial
                                   Officer and Treasurer

Date: November 20, 1998